EXHIBIT 10.1

Dealer Agreement TechnipFMC plcas Issuer and FMC Technologies, Inc.as Guarantor and Bank of America Merrill Lynch International DACas Arranger and Dealer
in relation to £600,000,000 Euro Commercial Paper Programme
19 May 2020

CONTENTS
CLAUSE PAGE

EUS_ONPREM\EBRIDG\352496464.01

THIS AGREEMENT is made on 19 May 2020
between:
(1)TechnipFMC plc (the "Issuer");
(2)FMC Technologies, Inc. (the "Guarantor");
(3)Bank of America Merrill Lynch International DAC as arranger (the "Arranger"); and
(4)Bank of America Merrill Lynch International DAC as dealer (the "Original Dealer").
IT IS AGREED as follows:
1.INTERPRETATION
a.Definitions
In this Agreement:
1."Additional Dealer" means any institution appointed as a Dealer in accordance with clause 7.2 (Appointment of Dealers);
2."Agency Agreement" means the issue and paying agency agreement, dated on or about the date of this Agreement, between the Issuer, the Guarantor and the Agent, providing for the issuance of and payment on the Notes;
3."Agent" means Bank of America, National Association acting as issue agent and as paying agent for the Notes and any successor or additional agent appointed in accordance with the Agency Agreement;
"Bank" means The Governor and Company of the Bank of England and, save as the context otherwise requires, a reference to the Bank includes a reference to the Bank acting on its own behalf and as agent or custodian for CCFFL.
4.“Bank Indemnity Payment” means any indemnification, payment or reimbursement the relevant Dealer has made to the Bank or CCFFL pursuant to clauses 9.2, 9.3 or 13.3 of the CCFF Counterparty Terms and Conditions
5."Business Day" means a day (other than a Saturday or Sunday) on which banks are open for general business in London;
6."Clearing System" means Clearstream Banking, S.A. ("Clearstream, Luxembourg"), Euroclear Bank SA/NV ("Euroclear") or any other clearing system from time to time agreed between the Dealers and the Issuer;
"CCFF" means the Bank’s Covid Corporate Financing Facility;
"CCFF Counterparty Documentation" means the Documentation as defined from time to time in the CCFF Counterparty Terms and Conditions, being as at the date of this Agreement, the Market Notice, the Operating Procedures, the Application Form, the Admission Letter and any other documentation and procedures issued by the Bank in connection with the CCFF, each as supplemented and amended from time to time and as defined in the CCFF Counterparty Terms and Conditions;

"CCFF Counterparty Terms and Conditions" means the terms and conditions for counterparties in the Covid Corporate Financing Facility published by the Bank and available online at https://www.bankofengland.co.uk/markets/bank-of-england-market-operations-guide/documentation, as amended and supplemented from time to time;

"CCFF Eligibility Criteria" means, at any time, the eligibility criteria for participation in the CCFF contained in the CCFF Issuer Rules at that time;
"CCFF Issuer Rules" means, at any time, the terms and conditions applicable to the eligibility of the Issuer, the Guarantor and the Notes to participate in the CCFF;
"CCFFL" means COVID Corporate Financing Facility Limited;
7."Dealer" means the Original Dealer (including Bank of America Merrill Lynch International DAC in its capacity as Arranger) or an Additional Dealer but excluding any institution whose appointment as a dealer has been terminated under clause 7.1 (Termination) provided that where any such institution has been appointed as Dealer in relation to a particular issue of Notes or period of time, the expression "Dealer" or "Dealers" shall only mean or include such institution in relation to such Notes or that time period;
8."Deed of Covenant" means the Deed of Covenant, dated on or about the date of this Agreement, executed by the Issuer in respect of Global Notes issued under the Agency Agreement;
9."Definitive Note" means a Note, security printed or otherwise, issued by the Issuer;
10."Disclosure Documents" means, at any particular date, the Information Sheet and any information incorporated by reference in the Information Sheet;
11."FSMA" means the Financial Services and Markets Act 2000;
12."Global Note" means a Note in global form, representing an issue of commercial paper;
13."Group" means the Issuer and its Subsidiaries;
14."Guarantee” means the guarantee dated on or about the date of this Agreement and executed as a deed by the Guarantor in respect of the obligations of the Issuer under the Notes and the Deed of Covenant;
15."Information Sheet" means the summary of the programme containing information about the Issuer, the Guarantor and the Notes (including information incorporated therein by reference, as applicable), as prepared by or on behalf of the Issuer and the Guarantor in connection with the transactions contemplated by this Agreement;
16."Maximum Amount" means £600,000,000 or such other amount as may apply in accordance with clause 2.6 (Increase in Maximum Amount);
17."Note" means a Definitive Note or a Global Note issued under the Agency Agreement to a Dealer;
18."Note Transaction" means the issue by the Issuer and the subscription by a Dealer of Note(s) in accordance with clause 2 (Issue);
19."Programme" means the euro-commercial paper programme of the Issuer established by the Programme Agreements;
20."Programme Agreements" means this Agreement, any agreement for a Note Transaction, the Guarantee, the Deed of Covenant and the Agency Agreement, and each a "Programme Agreement";
21."Relevant Party" means in respect of each Dealer, each of its affiliates and each person who controls them (within the meaning of section 15 of the Securities Act or section 20 of the United States Securities Exchange Act of 1934, as amended), together with each of its directors, officers, employees and agents;
22."Sanctions" means any applicable economic or financial sanctions or embargoes and/or restrictive measures administered or imposed by the Office of Foreign Assets Control of the U.S. Department of the Treasury, the U.S. State Department, any other agency of the U.S. government, the United Nations, the European Union or the United Kingdom;
23."Sterling" and "£" denote the lawful currency of the United Kingdom; and "Sterling Note" means a Note denominated in Sterling;
24."Subsidiary" means:
a.an entity of which a person has direct or indirect control or owns directly or indirectly more than 50 per cent of the voting capital or similar right of ownership and "control" for this purpose means the power to direct the management and the policies of the entity whether through the ownership of voting capital, by contract or otherwise; or
b.an entity whose financial statements are, in accordance with applicable law and generally accepted accounting principles, consolidated with those of another person.
c.Construction
1.In this Agreement, unless
2. the contrary intention appears, a reference to:
i.a provision of a law is a reference to that provision as amended, extended, applied or re-enacted and includes any subordinate legislation;
ii.a clause or a schedule is a reference to a clause of or a schedule to this Agreement;
iii.a person includes any individual, company, corporation, unincorporated association or body (including a partnership, trust, joint venture or consortium), government, state, agency, organisation or any other entity whether or not having separate legal personality, and references to any person shall include its successors in title, permitted assigns and permitted transferees;
iv.assets includes present and future properties, revenues and rights of every description;
v.an authorisation includes any authorisation, consent, approval, resolution, licence, exemption, filing, notarisation or registration;
vi.a regulation includes any regulation, rule, official directive, request or guideline (whether or not having the force of law) of any governmental, inter-governmental or supranational body, agency, department or authority; and
vii.any Programme Agreement or other document is a reference to that Programme Agreement or other document as amended, novated, restated, superseded or supplemented.
3.The index to and the headings in this Agreement are for convenience only and are to be ignored in construing this Agreement.

25.ISSUE
a.Appointment of Dealers
The Issuer hereby appoints the Dealers with respect to the issue of Notes under this Agreement.
b.The Uncommitted Programme
The Issuer shall not be under any obligation to issue any Notes, and a Dealer shall not be under any obligation to subscribe for or procure the subscription for any Notes, until such time as an agreement for a Note Transaction has been reached between the Issuer and that Dealer.
c.Issue of Notes
4.Subject to the terms of this Agreement, the Issuer may issue Notes to any of the Dealers from time to time at such prices and upon such terms as the Issuer and the relevant Dealer may agree. The Issuer acknowledges that the Dealers intend to resell Notes subscribed for by such Dealers.
5.Each issue of Notes having the same Issue Date, Maturity Date, yield and redemption basis will be represented by one or more Global Notes having the aggregate principal amount of such issue as may be agreed between the Issuer and the relevant Dealer.
6.The tenor of each Note shall not be less than seven days nor greater than 364 days, with that tenor being calculated from (and including) the Issue Date to (but excluding) the maturity date of that Note.
7.Global Notes and Definitive Notes (if any) shall be issued in denominations of £100,000 (or integral multiples thereof).
8.The aggregate amount of Notes outstanding at any time will not exceed the Maximum Amount.
9.Each Note shall be issued on the basis that the payment obligations of the Issuer in respect of such Note shall all times constitute a direct and unsecured obligation of the Issuer ranking at least pari passu with all present and future unsecured and unsubordinated obligations of the Issuer other than obligations mandatorily preferred by law applying to companies generally.
10.Each Note will be a Sterling Note.
d.Agreements for Note Transactions
If the Issuer and any Dealer shall agree on the terms of the subscription for any Note by that Dealer (including agreement with respect to the issue date, aggregate principal or nominal amount, rate of interest (if any), denomination, price, redemption basis, maturity date and discount basis), then, subject as provided below,
11.the Issuer shall instruct the Agent to issue that Note and deliver it in accordance with the terms of the Agency Agreement;
12.the relevant Dealer shall pay the subscription price of such Note on the Issue Date by transfer of same-day funds to the Sterling account in London as the Agent shall from time to time have specified for this purpose; and
13.the relevant Dealer shall notify the Agent and the Issuer of the payment and delivery instructions applicable to such Note in accordance with prevailing market practice and in sufficient time to enable the Agent to deliver such Note(s) (or make the same available for collection) on the relevant Issue Date,
PROVIDED however that any Dealer's obligation to purchase any Notes under this Agreement is limited to and expressly conditional upon the Bank’s acceptance and settlement on the Issue Date of its purchase of the Notes from such Dealer or if the Bank only partially accepts and settles the Note Transaction to the extent of such partial acceptance and settlement.
e.Failure to issue
If, for any reason (including, without limitation, the failure of the relevant trade), a Note is not to be issued in accordance with a Note Transaction, the Issuer and the relevant Dealer shall immediately notify the Agent of that fact.
f.Increase in Maximum Amount
The Issuer may from time to time increase the Maximum Amount by:
14.giving at least 10 days' notice by letter in substantially the form of schedule 3 to each Dealer and to the Agent; and
15.delivering to each Dealer with that letter the documents referred to in that letter, in each case in form and substance acceptable to each Dealer.
g.Global Notes and Definitive Notes
16.Each Note issued will be represented initially by one or more Global Notes.
17.Global Notes will be exchangeable, in accordance with their terms, for Definitive Notes only upon default by the Issuer in the payment of any amount payable in respect of the Notes represented by such Global Notes or if one or both of Euroclear and Clearstream, Luxembourg or any other relevant Clearing System in which the relevant Global Note is held is closed for business for a continuous period of 14 days or more (other than by reason of weekends or public holidays, statutory or otherwise) or if any such Clearing System announces an intention to, or does in fact, permanently cease to do business.
26.REPRESENTATIONS AND WARRANTIES
Each of the Issuer (in respect of itself and the Guarantor) and the Guarantor (in respect of itself) makes the representations and warranties in this clause 3 to each Dealer save that in respect of any parties hereto to which Council Regulation (EC) No. 2271/96 of 22 November 1996 (the "Blocking Regulation") applies, the representation and warranty contained in clause 3.14 (Sanctions) shall apply only to the extent that they do not result in a violation of the Blocking Regulation, including any amendments or updates thereto from time to time or any applicable anti-boycott laws or regulations (including, for the avoidance of doubt, any law or regulation implementing the Blocking Regulation in the United Kingdom).
a.Status
Each of the Issuer and the Guarantor is a corporation duly incorporated and validly existing under the laws of its jurisdiction of incorporation and has the power to own its assets and carry on its business as it is being conducted.
b.Powers and authority
Each of the Issuer and the Guarantor has the power to enter into, perform and deliver, and has taken all necessary action to authorise the entry into, performance and delivery of, the Notes and the Programme Agreements to which it is a party and the transactions contemplated by the Programme Agreements.
c.Binding obligations
The obligations expressed to be assumed by the Issuer and the Guarantor in each of the Programme Agreements to which it is a party and (when the Notes have been issued and delivered under the Agency Agreement and have been paid for) the Notes are, subject to any general principles of law limiting its obligations which are specifically referred to in any legal opinion delivered under schedule 1, legal, valid, binding and enforceable obligations.
d.Authorisations
All authorisations required by the Issuer and the Guarantor:
18.to enable it lawfully to enter into, exercise its rights and comply with its obligations under, the Notes and Programme Agreements to which it is a party; and
19.to make the Programme Agreements to which it is a party and Notes admissible in evidence in its jurisdiction of incorporation, have been obtained or effected and are in full force and effect.
e.Non-conflict
The entry into, delivery and performance by the Issuer and the Guarantor of its obligations under the Notes and the Programme Agreements to which it is a party and the transactions contemplated by the Programme Agreements will not conflict with, or constitute a default under:
20.the constitutional documents of the Issuer or the Guarantor; or
21.any law or regulation applicable to the Issuer or the Guarantor; or
22.any agreement or instrument by which the Issuer or the Guarantor or any of their respective assets are bound.
f.Ranking
The obligations of the Issuer and the Guarantor under the Programme Agreements to which it is a party rank, and the Notes (when issued) will rank, at least pari passu with all present and future unsecured and unsubordinated obligations of the Issuer or the Guarantor, as the case may be, other than obligations mandatorily preferred by law applying to companies generally.
g.Disclosure Documents
23.In the context of the Programme Agreements and the transactions contemplated by the Programme Agreements, the information contained or incorporated by reference in the Disclosure Documents is true and accurate in all material respects and not misleading in any material respect and there are no other facts in relation to the Issuer, the Guarantor or any Notes the omission of which makes the Disclosure Documents or any such information contained or incorporated by reference therein misleading in any material respect.
24.Any statements of intention, opinion, belief or expectation contained in the Disclosure Documents are, or will be at the date of its publication, honestly and reasonably made by the Issuer and the Guarantor, as applicable.
h.Financial information

The most recently published financial statements of the Issuer, which are incorporated by reference into the Information Sheet:
25.were prepared in accordance with the requirements of applicable law and with generally accepted accounting principles in the jurisdiction of incorporation of the Issuer and are consistently applied throughout the periods involved; and
26.fairly represent the financial condition and operations of the Issuer as at the date to which they were prepared.
i.Adverse change and litigation
Except as otherwise disclosed by any Disclosure Documents:
27.there has been no adverse change in the business, financial or other condition or prospects of the Issuer, the Guarantor or any other member of the Group since the date of the most recently published audited consolidated financial statements of the Issuer; and
28.there is no litigation, arbitration or administrative proceeding pending or, to the knowledge of the Issuer or the Guarantor, threatened against the Issuer, the Guarantor or affecting any other member of the Group, which in any case could reasonably be expected to be material in the context of the Programme Agreements and the transactions contemplated by the Programme Agreements.
j.No default
No member of the Group is in default in respect of any indebtedness for borrowed money or any obligation having a similar commercial effect.
k.No withholding tax
Neither the Issuer nor the Guarantor is required by any law or regulation of, or any relevant taxing authority or any political subdivision or any authority thereof having the power to tax in, the Issuer's or the Guarantor’s taxing jurisdiction or any political subdivision or taxing authority of or in any of the foregoing to make any withholding or deduction from any payment due under the Notes or any Programme Agreement for or on account of any taxes or duties of whatever nature.
l.Maximum Amount
The aggregate outstanding principal amount of the Notes on the date of issue of any Note does not exceed the Maximum Amount.
m.Anti-Bribery
Neither the Issuer nor the Guarantor nor any of their respective Subsidiaries nor any of their directors or officers, nor to the knowledge of the Issuer or the Guarantor, any agent, employee or other person associated with or acting on behalf of the Issuer, the Guarantor or any of their respective Subsidiaries, has used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; violated or is in violation of any provision of any applicable anti-bribery or anti-corruption law, rule or regulation enacted in any jurisdiction; or made, offered or promised to make, or authorised the payment or giving of any bribe, rebate, payoff, influence payment, facilitation payment, kickback or other unlawful payment or gift of money or anything of value prohibited under any applicable law, rule or regulation.

n.Sanctions
Neither the Issuer nor the Guarantor nor any of their respective Subsidiaries nor any director or officer, nor to the knowledge of the Issuer or the Guarantor, any agent, employee or affiliate of the Issuer or the Guarantor or any of their respective Subsidiaries is currently the subject of any Sanctions or conducting business in violation of any Sanctions.
o.Money Laundering Laws
The operations of the Issuer, the Guarantor and their respective Subsidiaries are and have been conducted at all times in compliance with applicable financial record keeping and reporting requirements and money laundering statutes in the jurisdiction of the Issuer and of the Guarantor and of all jurisdictions in which the Issuer, the Guarantor and their respective Subsidiaries conduct business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any applicable governmental agency (collectively, "Money Laundering Laws").
p.United States Investment Company Act
Neither the Issuer nor the Guarantor is, nor will as a result of any issue of Notes or the receipt or application of the proceeds thereof be, an investment company as defined in the United States Investment Company Act of 1940.
q.CCFF Counterparty Terms and Conditions
Each of the Issuer and the Guarantor represents and warrants as follows:
29.the Issuer meets the applicable CCFF Eligibility Criteria;
30.no event referred to in clause 3.2(l) or 3.2(m) of the CCFF Counterparty Terms and Conditions has occurred and is continuing nor any other event has occurred, or is expected to occur, in respect of the Issuer or the Guarantor which would result in the Bank not being obliged to purchase the relevant Notes under the CCFF Counterparty Terms and Conditions.
31.the statements in clause 4.1(k) and (l) of the CCFF Counterparty Terms and Conditions are true and accurate, provided that in the case of 4.1(l) the reference to “the Bank” shall be deemed to be a reference to the relevant Dealer;
32.with regards to the statement in clause 4.1(j) of the CCFF Counterparty Terms and Conditions, each of the Issuer and Guarantor confirms it is true and accurate that no transfer taxes, value added tax, registration charges or other similar taxes or charges have arisen or will arise in connection with the Note Transaction; and
33.the statement made in clause 4.1(a) of the CCFF Counterparty Terms and Conditions is true and accurate in respect of any certifications or statements made or factual information provided to the Bank, CCFFL or the Dealers by the Issuer and/or the Guarantor.
r.US selling restrictions
Each of the Issuer and the Guarantor represents, warrants and agrees:
34.that neither it, nor any of its affiliates (as defined in Rule 405 under the U.S. Securities Act of 1933, as amended (the "Securities Act")), nor any person (other than the Dealers, as to whom no representation or warranty is made) acting on its behalf or on behalf of any of its affiliates, has engaged or will engage in any directed selling efforts (as defined in Regulation S under the Securities Act ("Regulation S")) in the United States with respect to any Notes and the Guarantee; and

35.that the Issuer is a reporting issuer (as such term is defined in Regulation S) and that it, its affiliates (as defined in Rule 405 under the Securities Act) and any person (other than the Dealers, as to whom no representation or warranty is made) acting on its behalf or on behalf of any of its affiliates, have complied and will comply with the offering restrictions requirement of Regulation S under the Securities Act; and
36.that it will not offer or sell, nor solicit offers to buy, securities under circumstances that would require registration of the Notes under the Securities Act.
s.Times for making representations and warranties
The representations and warranties set out in this clause 3:
37.are made on the date of this Agreement; and
38.are deemed to be repeated on each date upon which the Maximum Amount is increased, each date a Note Transaction is agreed and each date upon which any Note is, or is to be issued, in each case, by reference to the facts and circumstances then existing.
When a representation or warranty under clause 3.7 (Disclosure Documents) and 3.9 (Adverse change and litigation) is repeated under paragraph (b) above, the reference to Disclosure Documents shall be deemed to be only the Disclosure Documents which have been published before the date on which a relevant Note Transaction is made (in the case of that Note Transaction and the corresponding issue of Notes) or the date on which the letter purporting to increase the Maximum Amount is delivered (in the case of that increase).
t.Notice of inaccuracy
If, before a Note is issued and delivered to or for the account of the relevant Dealer, an event occurs which would render any of the representations and warranties in this clause 3 immediately, or with the lapse of time, untrue or incorrect, the Issuer will inform the relevant Dealer as soon as practicable of the occurrence of such event. In either case, the relevant Dealer shall inform the Issuer without any undue delay whether it wishes to continue or discontinue the issuance and delivery of the respective Notes.
27.CONDITIONS PRECEDENT
a.Conditions precedent
By a date no later than two Business Days before the date upon which the Issuer and any Dealer shall first agree terms for a Note Transaction (or such other period as may be agreed between the Issuer and that Dealer), the Issuer shall deliver to that Dealer each of the documents listed in schedule 1, in form and substance satisfactory to that Dealer.
b.Further conditions precedent
The obligations of any Dealer in respect of any agreement for a Note Transaction and each issue of Notes shall be conditional upon:
39.the representations and warranties of the Issuer and the Guarantor contained in clause 3 (Representations and warranties) being true and correct:
viii.on each date upon which an agreement for a Note Transaction is made; and
ix.on each date on which Notes are issued,
by reference to the facts and circumstances then subsisting;

40.there being no breach as at the Issue Date of those Notes in the performance of the obligations of the Issuer or the Guarantor under any of the Programme Agreements or any Note;
41.the Notes being, on their Issue Date, eligible for resale to the CCFFL in accordance with the CCFF Issuer Rules and the CCFF Counterparty Documentation which are in force on such Issue Date;
42.the Bank having confirmed to the relevant Dealer that the Notes will be accepted for purchase by the Bank; and
43.any other conditions precedent that the relevant Dealer reasonably require.
28.COVENANTS AND AGREEMENTS
a.Duration
The undertakings in this clause 5 remain in force from the date of this Agreement for so long as any Programme Agreement is in force and any amount is or may be outstanding under any Programme Agreement or any Note, save that in respect of any parties hereto to which the Blocking Regulation applies, the undertaking contained in clause 5.9 (Sanctions) shall apply only to the extent that they do not result in a violation of the Blocking Regulation, including any amendments or updates thereto from time to time or any applicable anti-boycott laws or regulations (including, for the avoidance of doubt, any law or regulation implementing the Blocking Regulation in the United Kingdom).

b.Information
Whenever the Issuer or the Guarantor publishes or makes available to its shareholders (or any class of them) or to its creditors generally (or any class of them) or to the public (by filing with any regulatory authority, securities exchange or otherwise) any information which could reasonably be expected to be material in the context of the Programme Agreements and the Notes and the transactions contemplated by the Programme Agreements and the Notes, the Issuer or the Guarantor shall:
44.make a reasonable number of copies of such information available to each Dealer upon request and permit distribution of that information to actual or potential purchasers of Notes, if applicable; and
45.take such action as may be necessary to ensure that the representation and warranty contained in clause 3.7 (Disclosure Documents) is true and accurate on the dates when it is made or deemed to be repeated.
c.Authorisation information
Whenever the Issuer or the Guarantor is required to obtain or effect any authorisation in order to comply with the representation and warranty contained in clause 3.4 (Authorisations), the Issuer or the Guarantor shall:
46.notify each Dealer as to the nature of such authorisation; and
47.upon request by a Dealer, make a reasonable number of copies of such authorisation (which may be in a form of certified extracts of minutes) available to that Dealer.
d.Indemnification
48.Without prejudice to the other rights or remedies of the Dealers, each of the Issuer and the Guarantor undertakes to each Dealer that if that Dealer or any of its

Relevant Parties incurs any liability, damages, cost, loss or expense (including, without limitation, legal fees, costs and expenses) (a "Loss") arising out of or in connection with or based on:
x.the Issuer's failure to make due payment under the Notes or the Deed of Covenant; or
xi.any Notes not being issued for any reason (other than as a result of the failure of any Dealer to pay for such Notes) after an agreement for that Note Transaction has been made; or
xii.the Guarantor’s failure to make due payment under the Guarantee; or
xiii.any breach or alleged breach of the representations, warranties, covenants or agreements made or deemed to be repeated by the Issuer or the Guarantor in this Agreement or any other Programme Agreement to which it is a party unless, in the case of an alleged breach only, the allegation is being made by the relevant Dealer or its Relevant Party; or
xiv.any untrue statement or alleged untrue statement of any material fact contained in the Disclosure Documents or the omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading in any material respect unless, in the case of an alleged untrue statement or omission, the allegation is being made by the relevant Dealer or its Relevant Party, the Issuer or, as the case may be, the Guarantor shall pay to that Dealer on demand an amount equal to such Loss on an after tax basis. No Dealer shall have any duty or obligation, whether as fiduciary or trustee for any Relevant Party or otherwise, to recover any such payment or to account to any other person for any amounts paid to it under this paragraph (a).
49.In case any allegation as described in paragraphs 5.4(a)(iv) or 5.4(a)(v) above is made or any action is brought against any Dealer or its Relevant Party in respect of which recovery may be sought from the Issuer and/or the Guarantor, as the case may be, under this clause 5.4, the relevant Dealer shall promptly notify the Issuer and/or the Guarantor, as the case may be, in writing but failure to do so will not relieve the Issuer or the Guarantor from any liability under this Agreement. If any such allegation is made, the parties agree to consult in good faith with respect to the nature of the allegation. Subject to paragraph (c) below, the Issuer or, as the case may be, the Guarantor may participate at its own expense in the defence of any action.
50.If it so elects within a reasonable time after receipt of the notice referred to in paragraph (b) above, the Issuer or, as the case may be, the Guarantor may, subject as provided below, assume the defence of the action with legal advisers chosen by it and approved by the relevant Dealer (such approval not to be unreasonably withheld or delayed). Notwithstanding any such election a Dealer or its Relevant Party may employ separate legal advisers reasonably acceptable to the Issuer and the Guarantor and the Issuer or the Guarantor shall not be entitled to assume such defence and shall bear the reasonable fees and expenses of such separate legal advisers if:
xv.the use of the legal advisers chosen by the Issuer or the Guarantor to represent the relevant Dealer or Relevant Party would present such legal advisers with a conflict of interest;
xvi.the actual or potential defendants in, or targets of, any such action include both the Dealer or its Relevant Party and the Issuer or the Guarantor and the Dealer concludes that there may be legal defences available to it and/or other Relevant Parties which are different from or additional to those available to the Issuer or the Guarantor; or
xvii.the Issuer or the Guarantor has not employed legal advisers reasonably satisfactory to the Dealer to represent the relevant Dealer or its Relevant Party within a reasonable time after notice of the institution of such action.
51.If the Issuer or, as the case may be, the Guarantor assumes the defence of the action, the Issuer or, as the case may be, the Guarantor shall not be liable for any fees and expenses of legal advisers of the relevant Dealer or its Relevant Party incurred thereafter in connection with the action, except as stated in paragraph (c) above.
52.Neither the Issuer nor the Guarantor shall be liable in respect of any settlement of any action effected without its written consent, such consent not to be unreasonably withheld or delayed. Neither the Issuer nor the Guarantor shall, without the prior written consent of the relevant Dealer (such consent not to be unreasonably withheld or delayed), settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim or action in respect of which recovery may be sought (whether or not the Dealer or its Relevant Party is an actual or potential party to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each Dealer and its Relevant Party from all liability arising out of such claim or action and does not include a statement as to or an admission of fault, culpability or failure to act by or on behalf of a Dealer or its Relevant Party.
e.Costs and expenses
The Issuer, failing which the Guarantor, will:
53.pay, or reimburse the Arranger for, all reasonable costs and expenses (including value added tax and any other taxes or duties and fees and disbursements of counsel to the Arranger) incurred by the Arranger in connection with the preparation, negotiation, printing, execution and delivery of the Programme Agreements and the Notes and all documents contemplated by the Programme Agreements and the Notes;
54.pay, or reimburse each Dealer for, all costs and expenses (including value added tax and any other taxes or duties and fees and disbursements of counsel to such Dealer) incurred by that Dealer in connection with the enforcement or protection of its rights under the Programme Agreements, the Notes and all documents contemplated by the Programme Agreements and the Notes;
55.pay or reimburse each Dealer for the full amount of any costs, charges and other expenses (including value added tax and any other taxes or duties and fees and disbursements of counsel to the Dealer) incurred by such Dealer or which such Dealer is required to pay by the Bank or CCFFL in accordance with the CCFF Counterparty Documentation, in respect of any Note Transaction or in respect of the acceptance of the Dealer, the Issuer, the Programme for participation in or use of the CCFF;
56.pay any stamp duty or other similar taxes (including any penalties and interest in respect thereof) payable in connection with the entry into, delivery and performance of any Programme Agreement or any Notes, and will indemnify and hold harmless each Dealer on demand, on an after tax basis, from all liabilities arising from any failure to pay or delay in paying such duty or taxes; and
57.pay or reimburse on demand on an after tax basis each Dealer in respect of any Bank Indemnity Payment.
f.Changes to the Programme

58.The Issuer, failing which the Guarantor, will notify each Dealer of:
xviii.any change in an Agent, or any change in any of the offices of such Agent; and
xix.any amendment to or termination of the Agency Agreement or the Deed of Covenant or the Guarantee,
by no later than 10 Business Days before the making of that change, amendment or termination.
59.The Issuer and the Guarantor will not permit to become effective any change, amendment or termination to the Agency Agreement, the Deed of Covenant or Guarantee which could reasonably be expected to adversely affect the interests of any Dealer or the holder of any Notes then outstanding.
g.Continuing obligations
The Issuer and the Guarantor will take such steps (in conjunction with the Dealers, where appropriate) to ensure that any laws and regulations or requirements of any governmental agency, authority or institution which may from time to time be applicable to any Notes shall be fully observed and complied with, including (without limitation) its obligations under clauses 3.18 (U.S. selling restrictions) and 5.8 (United Kingdom).
h.United Kingdom
The Issuer will issue Notes under the Programme only if the following conditions apply (or the Notes can otherwise be issued without contravention of Section 19 of the FSMA):
60.the relevant Dealer covenants in the terms set out in paragraph 2 (a) of schedule 2; and
61.the redemption value of each Note is not less than £100,000 and no part of any Note may be transferred unless the redemption value of that part is not less than £100,000.
i.Sanctions
The Issuer and the Guarantor will ensure that proceeds raised in connection with the issue of any Notes will not directly or indirectly be lent, contributed or otherwise made available to any person or entity (whether or not related to the Issuer or the Guarantor) for the purpose of financing the activities of any person or entity or for the benefit of any country in violation of any Sanctions.
j.MiFID II
Each of the Issuer, the Guarantor and the Dealers agree that, solely by virtue of the appointment of the Arranger or Dealer, as applicable, on this Programme, neither the Arranger nor the Dealers nor any of their respective affiliates will be a manufacturer for the purpose of EU Delegated Directive 2017/593.
k.CCFF Eligibility Criteria
Each of the Issuer and the Guarantor undertakes promptly to notify each Dealer if it or the Notes cease to be eligible to participate in the CCFF.

l.CCFF Information
The Issuer undertakes to promptly provide each Dealer with any information that it shall reasonably require in connection with the CCFF, including in relation to any limit that has been placed on the purchase of such Notes by the Bank or CCFFL.

29.OBLIGATIONS OF THE DEALERS
a.Selling restrictions
Each Dealer represents and agrees that it has complied and will comply with the selling restrictions set out in schedule 2. Subject to those restrictions, each Dealer is authorised by the Issuer and the Guarantor to circulate the Disclosure Documents to actual or potential purchasers of Notes.
b.Obligations several
The obligations of each Dealer under this Agreement are several.
30.TERMINATION AND APPOINTMENT
a.Termination
62.The Issuer may terminate the appointment of any Dealer on not less than 30 days' written notice to the relevant Dealer. The Dealer may resign on not less than 30 days' written notice to the Issuer. The Issuer shall promptly inform the other Dealers and the Agent of such termination or resignation.
63.The rights and obligations of each party to this Agreement shall not terminate in respect of any rights or obligations accrued or incurred before the date on which such termination takes effect and the provisions of clauses 5.54 (Indemnification) and 5.5 (Costs and expenses) shall survive termination of this Agreement and delivery against payment for any of the Notes.
b.Appointment of Dealers
64.The Issuer may appoint one or more Additional Dealers upon the terms of this Agreement by sending a dealer accession letter to the Additional Dealer substantially in the form of schedule 4. The appointment will only become effective if the Additional Dealer confirms acceptance of its appointment to the Issuer by signing that dealer accession letter and delivering it to the Issuer. The Issuer may limit that appointment to a particular issue of Notes or for a particular period of time (which need not be a finite period of time).
65.The Additional Dealer shall become a party to this Agreement on the later of:
xx.the date of the signature of the dealer accession letter by the Additional Dealer in accordance with paragraph (a) above; and
xxi.the date specified in the dealer accession letter as the date of appointment, and the Additional Dealer shall then be vested with all the authority, rights, powers, duties and obligations as if originally named as a Dealer under this Agreement.
66.If the appointment of that Additional Dealer is limited to a particular issue of Notes or period of time:
xxii.such authority, rights, powers, duties and obligations shall extend to the relevant Notes or period only; and
xxiii.following the relevant issue of Notes or the expiry of the time period, the relevant Additional Dealer shall have no further authority, rights, powers, duties or obligations except such as may have accrued or been incurred prior to, or in connection with, the issue of such Notes or during that time period.

67.The Issuer shall promptly notify the Agent of any appointment. If the appointment of the Dealer is not limited to a particular issue of Notes or for a particular period of time, the Issuer shall also notify the other Dealers of that appointment. The Issuer agrees to supply to such Additional Dealer, upon appointment, a copy of the conditions precedent documents specified in schedule 1, if requested by the Additional Dealer.
c.Transfers to affiliates
If, at any time, a Dealer transfers all or substantially all of its euro-commercial paper business to any of its affiliates then, on the date that transfer becomes effective, the relevant affiliate shall become the successor to that Dealer under this Agreement without the execution or filing of any paper or any further act on the part of the parties to this Agreement. Upon that transfer becoming effective, all references in this Agreement to the relevant Dealer shall be deemed to be references to the relevant affiliate. The relevant Dealer shall, promptly following that effective date, give notice of the transfer to the Issuer with a copy to the Agent.
31.STATUS OF THE DEALERS AND THE ARRANGER
The Arranger shall have only those duties, obligations and responsibilities expressly specified in this Agreement. Each of the Dealers agrees that the Arranger has only acted in an administrative capacity to facilitate the establishment and/or maintenance of the Programme and has no responsibility to it for:
68.the adequacy, accuracy, completeness or reasonableness of any representation, warranty, undertaking, agreement, statement or information in the Information Sheet, this Agreement or any information provided by it in connection with the Programme; or
69.the nature and suitability to it of all legal, tax and accounting matters and all documentation in connection with the Programme or any Notes.
32.NOTICES
a.Written Communication
Any communication to be made under this Agreement shall be made in writing and, unless otherwise agreed, be made by letter or email.
b.Delivery
70.Any communication by letter shall be made to the intended recipient and marked for the attention of the person, or any one of them, at its relevant address and shall be deemed to have been made upon delivery/when it has been left at that address or three Business Days after being deposited in the post in a correctly addressed and postage prepaid envelope.
71.Any communication to be made by email shall be made to the intended recipient at the relevant email address from time to time designated by that party to the other parties for the purpose of this Agreement and shall be deemed to have been received when the email communication has been received by the intended recipient in legible form at the correct email address.
c.Contact details
For purposes of clause 9.2 (Delivery), the relevant contact details of each party to this Agreement shall be as set out in schedule 5 to this Agreement, or as otherwise notified by any party to each other party to this Agreement.
d.Receipt

A communication given under this Agreement but received on a non-Business Day or after business hours in the place of receipt will only be deemed to be given on the next Business Day in that place.
e.Language
72.Any notice given in connection with a Programme Agreement or Note must be in English.
73.Any other document provided in connection with a Programme Agreement or Note must be:
xxiv.in English; or
xxv.if not in English, (unless the Dealers otherwise agree) accompanied by a certified English translation. In this case, the English translation prevails unless the document is a constitutional, statutory or other official document.
33.PARTIAL INVALIDITY
If, at any time, any provision of this Agreement is or becomes illegal, invalid or unenforceable in any respect under any law of any jurisdiction, neither the legality, validity or enforceability of the remaining provisions nor the legality, validity or enforceability of such provision under the law of any other jurisdiction will in any way be affected or impaired.
34.REMEDIES AND WAIVERS
No failure to exercise, nor any delay in exercising, on the part of any Dealer, any right or remedy under the Programme Agreements shall operate as a waiver, nor shall any single or partial exercise of any right or remedy prevent any further or other exercise or the exercise of any other right or remedy. The rights and remedies provided in this Agreement are cumulative and not exclusive of any rights or remedies provided by law.
35.COUNTERPARTS
This Agreement may be executed in any number of counterparts.
This has the same effect as if the signatures on the counterparts were on a single copy of this Agreement.
36.RIGHTS OF THIRD PARTIES
A person who is not a party to this Agreement has no right under the Contracts (Rights of Third Parties) Act 1999 to enforce or enjoy the benefit of any term of this Agreement, but this does not affect any right or remedy of a third party which exists or is available apart from that Act.
37.GOVERNING LAW
This Agreement, any agreement for a Note Transaction and the Notes and any non-contractual obligations arising out of or in connection with any of them shall be governed by, and construed in accordance with, English law.
38.ENFORCEMENT
a.Jurisdiction
74.Subject to paragraph (c) below, the English courts have exclusive jurisdiction to settle any dispute arising out of or in connection with this Agreement and any agreement for a Note Transaction (including a dispute regarding their existence, validity or termination and any dispute relating to any non-contractual obligations arising out of or in connection with this Agreement and any agreement for a Note Transaction) and each party submits to the exclusive jurisdiction of the English courts.
75.Subject to paragraph (c) below, the parties to this Agreement agree that the English courts are the most appropriate and convenient courts to settle any such dispute and accordingly no such party will argue to the contrary.
76.To the extent allowed by law, a Dealer may take:
xxvi.proceedings in any other court with jurisdiction; and
xxvii.concurrent proceedings in any number of jurisdictions.
b.Service of process
77.The Guarantor irrevocably appoints the Issuer at One St.Paul's Churchyard, London EC4M 8AP, United Kingdom, as its agent for service of process in any proceedings before the English courts in connection with any Programme Agreement and the Issuer accepts such appointment.
78.If any person appointed as process agent is unable for any reason to act as agent for service of process, the Guarantor must immediately appoint another agent on terms acceptable to the Dealer. Failing this, the Dealers may appoint another agent for this purpose.
79.Each of the Issuer and the Guarantor agrees that failure by a process agent to notify it of any process will not invalidate the relevant proceedings.
80.This clause 15.2 does not affect any other method of service allowed by law.

c.Waiver of immunity
The Issuer and the Guarantor irrevocably and unconditionally:
81.agrees not to claim any immunity from proceedings brought by a Dealer against it in relation to a Programme Agreement or Note and to ensure that no such claim is made on its behalf;
82.consents generally to the giving of any relief or the issue of any process in connection with those proceedings; and
83.waives all rights of immunity in respect of it or its assets.
d.Waiver of trial by jury
EACH PARTY WAIVES ANY RIGHT IT MAY HAVE TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION IN CONNECTION WITH ANY PROGRAMME AGREEMENT OR NOTE OR ANY TRANSACTION CONTEMPLATED BY ANY PROGRAMME AGREEMENT. THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO TRIAL BY COURT.
IN WITNESS whereof this Agreement has been entered into on the date stated at the beginning of this Agreement.

schedule 1.
Condition Precedent Documents
schedule 1.Certified copies of the Issuer's and the Guarantor’s constitutional documents.
schedule 2.Certified copies of all documents evidencing the internal authorisations required to be granted by the Issuer and the Guarantor:
(i)approving the terms of, and the transactions contemplated by, the Notes and Programme Agreements and resolving that it execute the Notes and Programme Agreements;
(ii)authorising a specified person or persons to execute the Notes and Programme Agreements on its behalf; and
(iii)authorising a specified person, or persons on its behalf, to sign and/or despatch all documents and notices to be signed and/ or despatched by it under or in connection with Notes and Programme Agreements.
schedule 3.Certified copies of any governmental or other consents required for the issue of Notes and for the Issuer and the Guarantor to enter into, deliver and perform its obligations under the Notes and the Programme Agreements (as applicable).
schedule 4.Conformed copies of:
(i)this Agreement, as executed;
(ii)the Agency Agreement, as executed;
(iii)the Deed of Covenant, as executed; and
(iv)the Guarantee, as executed.
schedule 5.A copy of:
(i)the confirmation from the Agent that a duly executed engrossment of the Deed of Covenant and the Guarantee has been delivered to the Agent;
(ii)the confirmation from the Agent that the relevant forms of Global Note have been prepared and have been delivered to the Agent; and
(iii)the confirmation of acceptance of appointment from the agent for service of process.
schedule 6.A legal opinion from:
(i)Ashurst LLP, legal advisers to the Arranger and the Dealers; and
(ii)Vinson & Elkins LLP, legal advisers to the Issuer and the Guarantor.
schedule 7.The Information Sheet.
schedule 8.A list of the names and titles and specimen signatures of the persons authorised:
(i)to sign on behalf of the Issuer and the Guarantor (as applicable) the Notes and the Programme Agreements;
(ii)to sign on behalf of the Issuer and the Guarantor all notices and other documents to be delivered in connection with the Programme Agreements and the Notes; and

(iii)to take any other action on behalf of the Issuer and the Guarantor in relation to the euro-commercial paper programme established by the Programme Agreements.

schedule 9.
Selling Restrictions
schedule 1.United States of America
Each Dealer understands that the Notes and the Guarantee have not been and will not be registered under the Securities Act and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons except in accordance with Regulation S. Each Dealer represents and agrees that it has not offered or sold, and will not offer or sell, any Notes and the Guarantee constituting part of its allotment within the United States except in accordance with Rule 903 of Regulation S. Terms used above have the meaning given to them by Regulation S. Each Dealer also represents and agrees that it has offered and sold the Notes and the Guarantee, and will offer and sell the Notes and the Guarantee (i) as part of their distribution at any time and (ii) otherwise until 40 days after the later of the commencement of the offering and the closing date (the "distribution compliance period"), only in accordance with Rule 903 of Regulation S. Each Dealer agrees that, at or prior to confirmation of sale of Notes and the Guarantee, it will have sent to each distributor, dealer or person receiving a selling concession, fee or other remuneration that purchases Notes and the Guarantee from it during the distribution compliance period a confirmation or notice to substantially the following effect:
schedule 2."The Securities covered hereby have not been registered under the U.S. Securities Act of 1933, as amended (the "Securities Act"), and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons (i) as part of their distribution at any time or (ii) otherwise until 40 days after the later of the commencement of the offering and the closing date, except in either case in accordance with Regulation S under the Securities Act. Terms used above have the meanings given to them by Regulation S."
Each Dealer also represents and agrees that neither it, its affiliates nor any persons acting on its or their behalf have engaged or will engage in any directed selling efforts with respect to the Notes and the Guarantee, and that it and they have complied and will comply with the offering restrictions requirement of Regulation S. Terms used above have the meaning given to them by Regulation S.
schedule 3.The United Kingdom
Each Dealer represents and agrees that:
84.        it is a person whose ordinary activities involve it in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of its business; and
xxviii.it has not offered or sold and will not offer or sell any Notes other than to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses or who it is reasonable to expect will acquire, hold, manage or dispose of investments (as principal or agent) for the purposes of their businesses where the issue of the Notes would otherwise constitute a contravention of section 19 of the Financial Services and Markets Act 2000 (the "FSMA") by the Issuer;
85.it has only communicated or caused to be communicated and will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of section 21 of the FSMA) received by it in connection with the issue or sale of any Notes in circumstances in which section 21(1) of the FSMA does not apply to the Issuer or the Guarantor; and

86.it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to such Notes in, from or otherwise involving the United Kingdom.

schedule 4.
Notification Letter For An Increase In The Maximum Amount
[Letterhead of Issuer]
To: The Dealers referred to below
cc. Bank of America, National Association, London Branch (as "Agent")
cc. Bank of America Merrill Lynch International DAC (as "Arranger")
[Date]
Dear Sirs
£600,000,000 euro-commercial paper programme
We refer to a dealer agreement dated 19 May 2020 (the "Dealer Agreement") between ourselves as Issuer, FMC Technologies, Inc. as Guarantor, Bank of America Merrill Lynch International DAC as Dealers and the Arranger relating to a £600,000,000 euro-commercial paper programme. Terms used in the Dealer Agreement shall have the same meaning in this letter.
In accordance with clause 2.6 (Increase in Maximum Amount) of the Dealer Agreement, we hereby notify each of the addressees listed above that the Maximum Amount is to be increased from [] to [] with effect from [], subject to delivery to the Dealers, the Arranger and the Agent of the following documents:
1.a certificate from a duly authorised officer of the Issuer and the Guarantor confirming that no changes have been made to the constitutional documents of the Issuer or the Guarantor since the date of the Dealer Agreement or, if there has been a change, a certified copy of the constitutional documents currently in force;
2.certified copies of all documents evidencing the internal authorisations and approvals required to be granted by the Issuer and the Guarantor for such an increase in the Maximum Amount;
3.certified copies of [specify any applicable governmental or other consents required by the Issuer/Guarantor in relation to the increase];
4.a list of names, titles and specimen signatures of the persons authorised to sign on behalf of the Issuer and the Guarantor all notices and other documents to be delivered in connection with such an increase in the Maximum Amount;
5.an updated or supplemental Information Sheet reflecting the increase in the Maximum Amount of the Programme; and
6.legal opinions from Dealers' English law counsel and the Issuer's legal advisers.
Yours faithfully,
[]for and on behalf ofTechnipFMC plc

schedule 5.
Dealer Accession Letter
[Letterhead of Issuer]
[Date]
To: [Name of Dealer]
cc.: [list all permanent Dealers]
cc.: Bank of America, National Association, London Branch as Agent
Dear Sirs
£600,000,000 euro-commercial paper programme
We refer to a dealer agreement dated 19 May 2020 (the "Dealer Agreement") between ourselves as Issuer, FMC Technologies, Inc. as Guarantor, Bank of America Merrill Lynch International DAC as Arranger, [] as Dealers relating to a £600,000,000 euro-commercial paper programme. Terms used in the Dealer Agreement shall have the same meaning in this letter.
In accordance with clause 7.2 (Appointment of Dealers) and upon the terms of the Dealer Agreement, we hereby appoint you as an Additional Dealer [for the Programme [with immediate effect] [with effect from []]/[for the issue of [description of issue] [for the period [] to []]. [Copies of each of the condition precedent documents set out in schedule 1 to the Dealer Agreement have been sent to you, as requested].
Please confirm acceptance of your appointment upon such terms by signing and returning to us the enclosed copy of this letter, whereupon you will, in accordance with clause 7.2 (Appointment of Dealers) of the Dealer Agreement, become a party to the Dealer Agreement vested with all the authority, rights, powers, duties and obligations set out in that clause 7.2.
Yours faithfully
[]for and on behalf of
TechnipFMC plc
We hereby confirm acceptance of our appointment as a Dealer upon the terms of the Dealer Agreement referred to above. For the purposes of clause 9 (Notices) of the Dealer Agreement our contact details are as follows:
[NAME OF DEALER]
Address:
Telephone:
Contact:
Dated:
Signed:
for [Name of new Dealer]

schedule 6.
Notices

The Issuer	The Guarantor
Address: Telephone: e-mail: FAO:	Address: Telephone: e-mail: FAO:

The Arranger and the Original Dealer
Address: Telephone: e-mail: FAO:

SIGNATORIES
The Issuer

Signed by for and on behalf of TECHNIPFMC plc:	) ) ) )	/s/ DOUGLAS J. PFERDEHIRT

The Guarantor

Signed by for and on behalf of FMC TECHNOLOGIES, Inc.	) ) ) )	/s/ DOUGLAS J. PFERDEHIRT

Signature Page to the Dealer Agreement

The Arranger and the Original Dealer

Signed by for and on behalf of BANK OF AMERICA MERRILL LYNCH INTERNATIONAL DAC:	) ) ) )	/s/ CATHERINE DALY

Signature Page to the Dealer Agreement